Exhibit 23.1

MORGENSTERN, SVOBODA & BAER, CPA’s,
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM

Board of Directors
Biostar Pharmaceuticals, Inc.
Yasen Industry Center, 4th Floor
No. 15 Gao Xin 6th Road
Hi-Tech Industrial Development Zone
Xi’an, Shanxi, China 710075

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in the foregoing Registration Statement on Form SB-1 our report, dated March 21, 2008, relating to the financial statements of Biostar Pharmaceuticals, Inc. as of December 31, 2007 and 2006 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".

Respectfully submitted,

/s/Morgenstern , Svoboda & Baer, CPA’s, P.C.
New York, N.Y.
May 9, 2008